UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2010
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 16, 2010, Health Care REIT, Inc. (the “Company”) sold $450,000,000 aggregate principal amount of 4.950% senior notes of the Company due 2021 (the “Notes”) pursuant to an automatic shelf registration statement of the Company on Form S-3 (File No. 333-159040) filed with the Securities and Exchange Commission on May 7, 2009. The Notes were sold pursuant to a firm commitment underwriting agreement, dated as of November 10, 2010, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc. and UBS Securities LLC (the “Underwriting Agreement”).
The Notes were issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated as of March 15, 2010 (the “Indenture”), as supplemented by Supplemental Indenture No. 4 between the Company and the Trustee, dated as of November 16, 2010 (the “Supplemental Indenture”). The Notes bear interest at a rate of 4.950% per year, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2011. The Notes mature on January 15, 2021.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement, dated as of November 10, 2010, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc. and UBS Securities LLC.
4.1	Indenture, dated as of March 15, 2010, between the Company and the Trustee (filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 15, 2010, and incorporated herein by reference thereto).

4.2	Supplemental Indenture No. 4, dated as of November 16, 2010, between the Company and the Trustee.

5	Opinion of Shumaker, Loop & Kendrick, LLP.

8	Tax Opinion of Arnold & Porter LLP.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (unaudited)

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5.

23.2	Consent of Arnold & Porter LLP to the sue of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: November 16, 2010